                          MBIA INSURANCE CORPORATION

                      FINANCIAL GUARANTY INSURANCE POLICY

                                 July 19, 2001





                                                             Policy No. 35738(1)



Re: Spiegel Credit Card Master Note Trust $600,000,000 Class A Series 2001-A Floating Rate Asset Backed Notes (the "Notes")
                      -----

Insured Obligation:  Obligation of the Spiegel Credit Card Master Note Trust
                     (the "Issuer") to pay principal on the Series 2001-A Final
                           ------
                     Maturity Date, interest and the servicing fee on the Notes

Beneficiary:         The Bank of New York, as indenture trustee under the Master
                     Indenture and the Series 2001-A Indenture Supplement, as
                     defined below (together with any successor trustee duly
                     appointed and qualified, the "Indenture Trustee")
                                                   ------------------



     MBIA INSURANCE CORPORATION (the "Insurer"), for consideration received,
                                      -------
hereby unconditionally and irrevocably guarantees to the Indenture Trustee, subject only to the terms of this Financial Guaranty Insurance Policy (the "Policy"), payment of the Insured Obligation. The Insured Obligation shall not
 ------
include any Excluded Amount. The Insurer agrees to pay to the Indenture Trustee an amount equal to the sum of: (a) in respect of each Distribution Date, the amount equal to the sum of (i) the amount, if any, by which the Monthly Interest to be paid on such Distribution Date exceeds the amount on deposit in the Collection Account allocable to the Notes, and available for distribution in payment of Monthly Interest pursuant to the Series 2001-A Indenture Supplement, and (ii) if the Servicer is not an Affiliate of the Seller, the amount, if any, by which the Monthly Servicing Fee allocable to the Notes for the preceding Monthly Period exceeds the amount previously paid to the Servicer with respect to the Monthly Servicing Fee for such Monthly Period; (b) in respect of the Series 2001-A Final Maturity Date, an amount equal to the Note Principal Balance after application of all amounts allocable to the Note Principal Balance pursuant to the Series 2001-A Indenture Supplement; and (c) on the date due hereunder, an amount equal to any Avoided Payment; provided, however, that no
                                                   -----------------
payment (other than any payment made in respect of an Avoided Payment) under this Policy with respect to any Distribution Date or Series 2001-A Final Maturity Date shall exceed the Policy Amount for such Distribution Date or Series 2001-A Final Maturity Date. No payment under this Policy with respect to any Distribution Date or Series 2001-A Final Maturity Date will be made in respect of any Excluded Amount. The Insurer's obligations under this Policy will be discharged to the extent funds equal to the amounts described above are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee.

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Master Indenture dated as of December 1, 2000 (the "Master Indenture"), as supplemented by the Series 2001-A Indenture
              ----------------
Supplement dated as of July 19, 2001 (the "Series 2001-A Indenture Supplement")
                                           ----------------------------------
between the Issuer and the Indenture Trustee.

     "Excluded Amount" means (a) shortfalls, if any, in amounts available to
      ---------------
make payments on the Notes attributable to the liability of the Issuer or the Servicer for withholding taxes or any interest and penalties in respect of such liability of the Issuer or Servicer and (b) payment of the Note Principal Balance prior to the Series 2001-A Final Maturity Date.

     "Insolvency Proceeding" means the commencement, after the date hereof, of
      ---------------------
any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings by or against the Seller, the Servicer or the Issuer, the commencement, after the date hereof, of any proceedings by or against the Seller, the Servicer or the Issuer for the winding up or liquidation of its affairs, or the consent, after the date hereof, to the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, reorganization, marshalling of assets and liabilities or similar proceedings of or relating to the Seller, the Servicer or the Issuer.

     "Policy Amount" means (a) in the case of any Distribution Date, the sum of
      -------------
(i) the Monthly Interest payable on such Distribution Date and (ii) the Monthly Servicing Fee allocable to the Notes payable on such Distribution Date, provided that the Servicer is not an Affiliate of the Seller; and (b) in the case of the Series 2001-A Final Maturity Date, the Note Principal Balance (after giving effect to all amounts allocable to the Note Principal Balance).

     "Qualified Maturity Agreement" has the meaning assigned to such term in the
      ----------------------------
Series 2001-A Indenture Supplement, provided that (i) it shall be a term of such agreement that the Eligible Institution will have no access to any cash or collateral unless and until its obligations are performed in full, and (ii) no provision in such agreement shall have the effect of reducing the period of time between the Expected Principal Distribution Date and the Series 2001-A Final Maturity Date.

     Payment of amounts hereunder shall be made in immediately available funds on the following basis: (a) with respect to payments of Monthly Interest or Monthly Servicing Fees payable on a given Distribution Date, to the Indenture Trustee for deposit in the Spread Account on the later of (x) 12:00 noon, New York City time, on the second Business Day preceding the Distribution Date and
(y) 12:00 noon, New York City time, on the second Business Day succeeding presentation to State Street Bank & Trust Company, N.A., in New York, New York, as Fiscal Agent (the "Fiscal Agent") for the Insurer or any successor fiscal
                      ------------
agent appointed by
the Insurer (as hereinafter provided) of a notice for payment in the form of Exhibit A hereto ("Notice for Payment"), appropriately completed and executed by
                   ------------------
the Indenture Trustee; and (b) with respect to payment of the Note Principal Balance payable on the Series 2001-A Final Maturity Date, to the Indenture Trustee for deposit in the Spread Account on the later of (x) 12:00 noon, New York City time, on the second Business Day preceding the Series 2001-A Final Maturity Date and (y) 12:00 noon, New York City time, on the second Business Day next succeeding presentation to the Fiscal Agent of a Notice for Payment, appropriately completed and executed by the Indenture Trustee. A Notice for Payment under this Policy may be presented to the Fiscal Agent on any Business Day following the Determination Date in respect of which the Notice for Payment is being presented, in each case by (a) delivery of the original Notice for Payment to the Fiscal Agent at its address set forth below, or (b) facsimile transmission of the Notice for Payment to the Fiscal Agent at its facsimile number set forth below. If presentation is made by facsimile transmission, the Indenture Trustee shall (i) simultaneously confirm transmission by telephone to the Fiscal Agent at its telephone number set forth below, and (ii) as soon as reasonably practicable, deliver the original Notice for Payment to the Fiscal Agent at its address set forth below. Any Notice for Payment received by the Fiscal Agent after 1:00 p.m., New York City time, on a Business Day, or on any day that is not a Business Day, will be deemed to be received by the Fiscal Agent at 9:00 a.m., New York City time, on the next succeeding Business Day.

     Subject to the foregoing, if the payment of any amount with respect to the Insured Obligation is voided (a "Preference Event") under any applicable
                                 ----------------
bankruptcy, insolvency, receivership or similar law in an Insolvency Proceeding, and as a result of such Preference Event, any Noteholder is required to return such voided payment, or any portion of such voided payment, made in respect of any Note (an "Avoided Payment"), the Insurer will pay an amount equal to such
              ---------------
Avoided Payment, irrevocably, absolutely and unconditionally and without the assertion of any defenses to payment, including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety in law or in equity, upon payment by such Noteholder of such Avoided Payment and receipt by the Fiscal Agent from the Indenture Trustee on behalf of such Noteholder of (x) a certified copy of a final order of a court or other Governmental Authority exercising jurisdiction in such Insolvency Proceeding to the effect that the Noteholder is required to return any such payment or portion thereof prior to the Termination Date of this Policy because such payment was voided under applicable law, with respect to which order the appeal period has expired without an appeal having been filed (the "Final Order"), (y) an
                                                  -----------
assignment, substantially in the form attached hereto as Exhibit B, properly completed and executed by such Noteholder irrevocably assigning to the Insurer all rights and claims of such Noteholder relating to or arising under such Avoided Payment, and (z) a Notice for Payment in the form of Exhibit A hereto appropriately completed and executed by the Indenture Trustee.

     The Insurer shall make payments due in respect of Avoided Payments prior to 12:00 noon, New York City time, on the first to occur of (a) the fourth Business Day following the Fiscal Agent's receipt of the documents required under clauses
(x) through (z) of the preceding paragraph, or (b) on the date of the Fiscal Agent's receipt of the documents required under clauses (x) through (z), provided that at least four business days prior to the date of the Fiscal

Agent's receipt of such documents, the Fiscal Agent received written notice, specifying the date of delivery, that such documents were to be delivered on the date on which such documents were received by the Fiscal Agent. Any such documents and/or written notice received by the Fiscal Agent after 1:00 p.m., New York City time, on any Business Day or on any day that is not a Business Day shall be deemed to have been received by the Fiscal Agent prior to 1:00 p.m. on the next succeeding Business Day. All payments made by the Insurer hereunder on account of any Avoided Payment shall be made to the receiver or the trustee in bankruptcy named in the Final Order on behalf of the Noteholder and not to the Indenture Trustee or any Noteholder directly unless such Noteholder has returned such Avoided Payment to such receiver or trustee in bankruptcy, in which case such payment will be disbursed to the Indenture Trustee for the benefit of the Noteholder entitled to such payment upon proof of such payment reasonably satisfactory to the Insurer.

     If any Notice for Payment received by the Fiscal Agent is not in proper form, is not properly completed, executed or delivered, or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice for Payment.

     Payments due hereunder unless otherwise stated herein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Noteholders by wire transfer of immediately available funds in the amount of such payment, less, in respect of Avoided Payments, any amounts held by the Indenture Trustee for the payment of such Avoided Payments and legally available therefor. Upon such disbursement by wire transfer of the payments due hereunder by the Fiscal Agent to the Indenture Trustee on behalf of the Noteholders, the Insurer's obligations under the Policy shall be discharged.

     The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to the Noteholders for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited sufficient funds to make payments due under this Policy.

     The Insurer shall be subrogated to the rights of each Noteholder to receive payments under the Series 2001-A Indenture Supplement to the extent of any payment by the Insurer hereunder.

     The Insurer hereby waives and agrees not to assert any and all rights to require the Indenture Trustee to make demand on or to proceed against any person, party or security prior to the Indenture Trustee demanding payment under this Policy.

     No defenses, set-offs and counterclaims of any kind available to the Insurer so as to deny payment of any amount due in respect of this Policy will be valid and the Insurer hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims, including, without limitation, any such rights acquired by subrogation, assignment or otherwise. Any rights of subrogation acquired by the Insurer as a result of any payment made under this Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on account of payments due under the Notes.

     This Policy is neither transferable nor assignable, in whole or in part, except to a successor trustee duly appointed and qualified under the Indenture. All notices, presentations, transmissions, deliveries and communications made by the Indenture Trustee to the Insurer with respect to this Policy shall specifically refer to the number of this Policy and shall be made to the Insurer at:

          MBIA Insurance Corporation
          113 King Street
          Armonk, New York 10504
          Attention: Insured Portfolio Management, Structured Finance
          Telephone:  (914) 273-4545
          Facsimile:  (914) 765-3163

or such other address, telephone number or facsimile number as the Insurer may designate to the Indenture Trustee in writing from time to time. Each such notice, presentation, transmission, delivery and communication shall be effective only upon actual receipt by the Insurer.

     Any notice hereunder delivered to the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15/th/ Floor, New York, New York 10006 Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The obligations of the Insurer under this Policy are irrevocable, primary, absolute and unconditional (except as expressly provided herein) and neither the failure of the Seller, the Servicer, the Indenture Trustee or any other person to perform any covenant or obligation in favor of the Insurer (or otherwise), nor the failure or omission to make a demand permitted hereunder, nor the commencement of any bankruptcy, debtor or other insolvency proceeding by or against the Indenture Trustee, the Seller, the Servicer or any other person shall in any way affect or limit the Insurer's obligations under this Policy. If a successful action or proceeding to enforce this Policy is brought by the Indenture Trustee, the Indenture Trustee shall be entitled to recover from the Insurer costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

     There shall be no acceleration payment due under this Policy unless such acceleration is at the sole option of the Insurer.

     This Policy and the obligations of the Insurer hereunder shall terminate on the date (the "Termination Date") which is the earliest of the following: (a)
               ----------------
the Series 2001-A Final Maturity Date, (b) the date of funding under any Qualified Maturity Agreement, or (c) the date on which all amounts required to be paid to the Noteholders have been paid in full, provided that, this Policy shall not terminate prior to the date on which all
-------------
amounts payable to the Insurer under the Insurance Agreement shall have been paid, provided further that, if any Insolvency Proceeding is existing by or
      ---------------------
against the Seller, the Servicer or the Issuer, then this Policy and the Insurer's obligations hereunder shall terminate on the date of the conclusion or dismissal of such Insolvency Proceeding without continuing jurisdiction by the court in such Insolvency Proceeding, and provided further that, and
                                         ---------------------
notwithstanding anything herein to the contrary, this Policy shall not terminate prior to the date on which the Insurer has made all payments required to be made under the terms of this Policy in respect of Avoided Payments.

     All payments made hereunder by the Insurer shall be made with the Insurer's own funds. The payment by the Issuer or the Insurer to the Indenture Trustee of any amount guaranteed by the Insurer under the first paragraph of this Policy, and the payment by the Insurer of any Avoided Payment after the occurrence of a Preference Event shall constitute "payments" for all purposes under this Policy.
                                   --------
In no event shall any payment be made under this Policy on account of (a) the failure of the Indenture Trustee to deliver the proceeds of any such payment to any Noteholder or the Servicer or (b) the failure of any such Noteholder or the Servicer to claim any such proceeds from the Indenture Trustee.

     This Policy is not covered by the property/casualty insurance fund specified in Article Seventy-Six of the New York State insurance law.

     This Policy sets forth in full the undertaking of the Insurer, and shall not, except with the prior written consent of the Indenture Trustee and the Insurer or otherwise in accordance with the express terms hereof, be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto and may not be canceled or revoked by the Insurer prior to the Termination Date.

     This Policy shall be returned to the Insurer by the Indenture Trustee on the Termination Date.

     THIS POLICY SHALL BE CONSTRUED, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) OR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

                           [Signature Page Follows]

     IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed on the date first written above.



                                         MBIA INSURANCE CORPORATION



                                         By: /s/ Gary C. Stanton
                                             -------------------
                                             President




                                         By: /s/ Amy R. Gonch
                                             ----------------
                                             Assistant Secretary

Exhibit A to Financial Guaranty Insurance Policy, Number 35738(1)
MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:  Insured Portfolio Management, Structured Finance

                              NOTICE FOR PAYMENT
           UNDER FINANCIAL GUARANTY INSURANCE POLICY NUMBER 35738(1)

     The Bank of New York, as Indenture Trustee (the "Indenture Trustee"),
                                                      -----------------
hereby certifies as follows to MBIA Insurance Corporation (the "Insurer") with
                                                                -------
reference to that certain Financial Guaranty Insurance Policy, Number 35738(1), dated July 19, 2001 (the "Policy"), issued by the Insurer in favor of the
                          ------
Indenture Trustee under the Master Indenture, dated as of December 1, 2000 (the "Master Indenture") between Spiegel Credit Card Master Note Trust (the "Issuer")
 ----------------                                                       ------
and the Indenture Trustee, as supplemented by the Series 2001-A Indenture Supplement, dated as of July 19, 2001 (the "Series 2001-A Indenture Supplement",
                                            ----------------------------------
and together with the Master Indenture, the "Indenture"), among the Issuer and
                                             ---------
the Indenture Trustee:

     1. The Indenture Trustee is the Indenture Trustee under the Indenture and the Beneficiary under the Policy.

     2. The Indenture Trustee is entitled to make a demand under the Policy [pursuant to Section 4.16 of the Series 2001-A Indenture Supplement] [as a result of the occurrence of a Preference Event as defined in the Policy].

     [For a Notice for Payment in respect of a Distribution Date use the following paragraphs 3, 4 and 5]

     3. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     4. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the sum of (i) Monthly Interest allocable to the Notes for such Distribution Date (as defined in the Policy) and (ii) the Monthly Servicing Fee allocable to the Notes (provided that the Servicer is not an Affiliate of the Seller) for such Distribution Date exceeds Available Finance Charge Collections, Reallocated Principal Collections and Available Spread Account Amounts that are available to cover such amounts for such Distribution Date.

     5. The amount demanded is to be paid in immediately available funds to the Collection Account at _______________; account number ________________.

     [For a Notice for Payment in respect of the Series 2001-A Final Maturity Date use the following paragraphs 6, 7 and 8]

     6. This notice relates to the Series 2001-A Final Maturity Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Series 2001-A Final Maturity Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     7. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount of the Note Principal Balance after application of all amounts to the Note Principal Balance.

     8. The amount demanded is to be paid in immediately available funds to the Collection Account at _______________; account number ________________.

     [For a Notice for Payment relating to both a Distribution Date and the Series 2001-A Final Maturity Date, use the following paragraphs 9, 10, 11, 12, ,13.]

     9. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     10. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the sum of (i) Monthly Interest allocable to the Notes for such Distribution Date (as defined in the Policy) and (ii) the Monthly Servicing Fee allocable to the Notes (provided that the Servicer is not an Affiliate of the Seller) for such Distribution Date exceeds Available Finance Charge Collections, Reallocated Principal Collections and Available Spread Account Amounts that are available to cover such amounts for such Distribution Date.

     11. This notice relates to the Series 2001-A Final Maturity Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Series 2001-A Final Maturity Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     12. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount of the Note Principal Balance after application of all amounts to the Note Principal Balance.

     13. The amount demanded is to be paid in immediately available funds to the Collection Account at _______________; account number ________________.

     [For a Notice for Payment in respect of an Avoided Payment use the following paragraphs 14 and 15.]

     14. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the "Avoided Payment Amount"), (ii) or each Noteholder with respect to which the
-----------------------
drawing is being made under the Policy, as the case may be, has paid or simultaneously with such draw on the Policy will pay its pro rata share of such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     15. The amount demanded is to be paid in immediately available funds by wire transfer to [__________].

     [For a Notice for Payment relating to both an Avoided Payment and a Distribution Date, use the following paragraphs 16, 17, 18 and 19.]

     16. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     17. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the sum of (i) Monthly Interest allocable to the Notes for such Distribution Date (as defined in the Policy) and (ii) the Monthly Servicing Fee allocable to the Notes (provided that the Servicer is not an Affiliate of the Seller) for such Distribution Date exceeds Available Finance Charge Collections, Reallocated Principal Collections and Available Spread Account Amounts that are available to cover such amounts for such Distribution Date.

     18. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the "Avoided Payment Amount"), (ii) each Noteholder with respect to which the
 ----------------------
drawing is being made under the Policy, as the case may be, has paid or simultaneously with such draw on the Policy will pay its pro rata share of such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     19. The amount demanded is to be paid in immediately available funds by wire transfer to [_______________].

     [For a Notice for Payment relating to both an Avoided Payment and the Series 2001-A Final Maturity Date, use the following paragraphs 20, 21, 22 and 23.]

     20. This notice relates to the Series 2001-A Final Maturity Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Series 2001-A Final Maturity Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     21. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount of the Note Principal Balance after application of all amounts to the Note Principal Balance.

     22. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the "Avoided Payment Amount"), (ii) each
 ----------------------

Noteholder with respect to which the drawing is being made under the Policy, as the case may be, has paid or simultaneously with such draw on the Policy will pay its pro rata share of such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     23. The amount demanded is to be paid in immediately available funds by wire transfer to [_______________].

     [For a Notice for Payment relating to an Avoided Payment, the Series 2001-A Final Maturity Date and a Distribution Date, use the following paragraphs 24, 25, 26, 27, 28 and 29.]

     24. This notice relates to the [insert date] Distribution Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Distribution Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     25. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount by which the sum of (i) Monthly Interest allocable to the Notes for such Distribution Date (as defined in the Policy) and (ii) the Monthly Servicing Fee allocable to the Notes (provided that the Servicer is not an Affiliate of the Seller) for such Distribution Date exceeds Available Finance Charge Collections, Reallocated Principal Collections and Available Spread Account Amounts that are available to cover such amounts for such Distribution Date.

     26. This notice relates to the Series 2001-A Final Maturity Date. The Policy Amount, as specified to the Indenture Trustee by the Servicer, for such Series 2001-A Final Maturity Date is $______. The amount demanded by this notice does not exceed such Policy Amount.

     27. The Indenture Trustee demands payment of $___________ which is an amount equal to the amount of the Note Principal Balance after application of all amounts to the Note Principal Balance.

     28. The Indenture Trustee hereby represents and warrants, based upon information available to it, that (i) the amount entitled to be drawn under the Policy on the date hereof in respect of Avoided Payments is [$________ ] (the "Avoided Payment Amount"), (ii) each Noteholder with respect to which the
 ----------------------
drawing is being made under the Policy, as the case may be, has paid or simultaneously with such draw on the Policy will pay its pro rata share of such Avoided Payment, and (iii) the documents required by the Policy to be delivered in connection with such Avoided Payment and Avoided Payment Amount have previously been presented to the Insurer or are attached hereto.

     29. The amount demanded is to be paid in immediately available funds by wire transfer to [_______________].

     Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Master Indenture or the Series 2001-A Indenture Supplement, as the context may require.





     IN WITNESS WHEREOF, this notice has been executed this ___ day of__________




                                             THE BANK OF NEW YORK, as
                                             Indenture Trustee

                                             By: ______________________________
                                                       Authorized Officer

Exhibit B to Financial Guaranty Insurance Policy, Number 35738(1)

                              Form of Assignment

Reference is made to the Financial Guaranty Insurance Policy No. 35738(1), dated July 19, 2001 (the "Policy"), issued by MBIA Insurance Corporation (the
                    ------
"Insurer") relating to the $600,000,000 Spiegel Credit Card Master Note Trust
 -------
Class A Series 2001-A Floating Rate Asset Backed Notes. Unless otherwise defined herein, capitalized terms used in this Assignment shall have the meanings assigned thereto in the Policy or incorporated by reference therein. In connection with the Avoided Payment of [$______________] paid by the undersigned (the "Holder") on [_______] and the payment by the Insurer in respect of such
      ------
Avoided Payment pursuant to the Policy, the Holder hereby irrevocably and unconditionally, without recourse, representation or warranty (except as provided below), sells, assigns, transfers, conveys and delivers all of such Holder's right, title and interest in and to any rights or claims, whether accrued, contingent or otherwise, that the Holder now has or may hereafter acquire, against any person relating to, arising out of or in connection with such Avoided Payment. The Holder represents and warrants that such claims and rights are free and clear of any lien or encumbrance created or incurred by such Holder./1/


                                           _________________________
                                           Holder of Certificate








     _____________________________________

     /1/ In the event that the terms of this form of assignment are reasonably determined to be insufficient solely as a result of a change of law or applicable rules after the date of the Policy to fully vest all of the Holder's right, title and interest in such rights and claims, the Holder and MBIA shall agree on such other form as is reasonably necessary to effect such assignment, which assignment shall be without recourse, representation or warranty except as provided above.

                                   EXHIBIT F

                        INSURANCE AGREEMENT DEFINITIONS

     General Definitions. The terms defined in this Article 1 shall have the meanings provided herein for all purposes of this Insurance Agreement, unless the context clearly requires otherwise, in both singular and plural form, as appropriate. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Master Indenture as supplemented by the Series 2001-A Indenture Supplement.

     "Available Spread Account Amount" means for any Distribution Date, an amount equal to the lesser of (a) the amount on deposit in the Spread Account (exclusive of Investment Earnings, unless and until the occurrence of an Event of Default with respect to Series 2001-A and acceleration of the maturity of the Series 2001-A Notes pursuant to Section 5.3 of the Indenture) on such date (before giving effect to any deposit to, or withdrawal from, the Spread Account made or to be made with respect to such date), and (b) the Required Spread Account Amount for such Distribution Date.

     "Average Excess Spread Percentage" means, for any Distribution Date, the percentage determined as follows:

          For the August 15, 2001 Distribution Date, the Modified Excess Spread Percentage;

          For the September 17, 2001 Distribution Date, the sum of the Modified Excess Spread Percentage and the Excess Spread Percentage for the calendar month of August 2001, divided by two (2);

          For the October 15, 2001 Distribution Date, the sum of the Modified Excess Spread Percentage, the Excess Spread Percentage with respect to the calendar month of August 2001 and the Excess Spread Percentage with respect to the calendar month of September 2001, divided by three (3); and

     For each following Distribution Date, the sum of the Excess Spread Percentages for the three (3) prior calendar months, divided by three (3).

     "Bank" means, on any day, the Eligible Institution holding the Spread Account pursuant to Section 2.05 of the Insurance Agreement.

     "Base Rate" means with respect to any calendar month, the annualized percentage equivalent of a fraction the numerator of which is the sum of (a) the Monthly Interest due on the Notes, (b) the Monthly Servicing Fee for the Notes,
(c) any Net Swap Payment due from the Issuer, and (d) the Premium, each as of the following Distribution Date; and the denominator of which is the Collateral Amount as of the first day of that calendar month.

     "Condition Precedent Documents" means the Insurance Agreement, the Transfer and Servicing Agreement, the Master Indenture, the Series 2001-A Indenture Supplement, the Receivables Purchase Agreement dated September 20, 1994 among the Seller, FCNB and Spiegel Acceptance, the Trust Agreement, the Administration Agreement, the Pooling and Servicing Agreement, the Collateral Series Supplement and Exhibit B thereto, the form of Trust Receivables Purchase Agreement, the Underwriting Agreement, the Indemnification Agreement, the Premium and Fee Letter, the Swap, and the Spread Account Letter.

     "Credit Agreements" means (i) the 364-Day Revolving Credit Agreement, dated as of June 30, 2000 (as amended, supplemented, restated or otherwise modified), among Spiegel, as Borrower, the various financial institutions as are or may become parties thereto, as Lenders (the "Lenders"), Deutsche Bank Securities Inc and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Book Runners, J.P. Morgan Securities Inc., as Syndication Agent and Deutsche Bank AG New York Branch, as Administrative Agent; and (ii) the Second Amended and Restated Revolving Credit Agreement, dated as of June 30, 2000 (as amended, supplemented, amended and restated or otherwise modified) among Spiegel, as Borrower, the various financial institutions as are or may become parties thereto, as Lenders, Deutsche Bank Securities Inc and J.P. Morgan Securities Inc., as Joint Lead Arrangers and Book Runners, J.P. Morgan Securities Inc., as Syndication Agent, Deutsche Bank AG New York Branch, as Administrative Agent, and The HongKong and Shanghai Banking Corporation Limited, as Letter of Credit Issuer.

     "Credit Agreements Trigger Event" means the occurrence of a breach of the financial covenants of Spiegel granted in Section 7.2.6 of each of the Credit Agreements, provided that such breach has not been waived by the Lenders. A Credit Agreements Trigger Event shall be deemed to be continuing until the Insurer has received a compliance certificate from Spiegel which establishes that Spiegel has not been in breach of the financial covenants provided in
Section 7.2.6 of each of the Credit Agreements for a period of six months or two consecutive quarters.

     "Default Amount Rate" means with respect to any calendar month the annualized percentage equivalent of a fraction, the numerator of which is the sum of the Investor Default Amount plus the Investor Uncovered Dilution Amount for that calendar month; and the denominator of which is the Collateral Amount as of the first day of that calendar month.

     "Dilution" means non-cash adjustments and non-charge off adjustments to the Receivables made from time to time by the Servicer as a consequence of (but not limited to) merchandise returns, late charge waivers, and billing adjustments.

     "Dilution Rate" means on any Distribution Date the percentage equivalent of a fraction (a) the numerator of which is equal to the Dilution for the 3 calendar months preceding such Distribution Date, and (b) the denominator of which is the sum of the Aggregate Principal Receivables as of the end of each of those three calendar months.

     "Dilution Trigger Event": a Dilution Trigger Event has occurred if on any Distribution Date the Dilution Rate exceeds 3.5%. A Dilution Trigger Event shall be deemed to be continuing until three consecutive subsequent Distribution Dates have occurred on which the Dilution Rate is less than 3.5%.

     "Excess Spread Percentage" means, for any calendar month, the result of (a) the Portfolio Yield for that calendar month minus (b) the Base Rate for that calendar month, minus (c) the Default Amount Rate for that calendar month.

     "Indemnification Agreement" means the Indemnification Agreement, dated as of July 19, 2001 among the Insurer, the Seller, Spiegel and J.P. Morgan Securities Inc., as representative (the "Representative") of Banc of America Securities LLC, Deutsche Bank Alex. Brown Inc. and Dresdner Kleinwort Wasserstein Securities LLC., as underwriters (together with the Representative, the "Underwriters").

     "Investment Earnings" means, for any Distribution Date, all interest and earnings on Permitted Investments included in the Spread Account (net of losses and investment expenses) during the period commencing on and including the Distribution Date immediately proceeding such distribution Date and ending on but excluding such Distribution Date.

     "Maximum Commitment Amount" means $600,000,000.

     "Modified Excess Spread Percentage" means 6.58%.

     "Otto Interests" means (a) Werner Otto of Hamburg, Germany, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Otto Family"), any Subsidiary of any members of the Otto Family, and any personal representative, trustee or other fiduciary acting in respect of the estate of any member of the Otto Family, and (b) any trust which is solely for the benefit of one or more members of the Otto Family (whether or not any member of the Otto Family is a trustee of such trust) or principally for the benefit of one or more members of the Otto Family (provided that a member of the Otto Family is a trustee of such trust); and "Subsidiary" of a Person shall for the purposes of this definition mean (i) any corporation of which more than 50% of the outstanding securities having ordinary voting power shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization of which more than 50% of the ownership interests having ordinary voting power shall at the time be so owned or controlled.

     "Person" means an individual, a partnership, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or another entity of whatever nature.

     "Portfolio Yield" means, with respect to any calendar month, the annualized percentage equivalent of a fraction: (a) the numerator of which is equal to the amount of (i) Investor Finance Charge Collections with respect to such calendar month plus (ii) any Net Swap Receipt for the following Distribution Date, plus
(iii) the Principal Accumulation Investment Proceeds deposited into the Collection Account on the Distribution Date following such calendar month, plus
(iv) the amount of the Reserve Draw Amount (up to the Available Reserve Account Amount) plus any amounts of interest and earnings described in Section 4.10 of the Series 2001-A Indenture Supplement, each deposited into the Collection Account on the Distribution Date following such calendar month, plus (v) if the Rating Agency Condition is satisfied, any Excess Finance Charge Collections that are allocated to Series 2001-A with respect to such calendar month, such sum to be calculated on a cash basis, and (b) the denominator of which is the Collateral Amount as of the first day of such calendar month.

     "Premium" means the premiums, and fees for the Policy due and payable to the Insurer on each Distribution Date in accordance with the terms and conditions of the Premium and Fee Letter.

     "Premium and Fee Letter " means the letter dated the Closing Date from the Insurer to the Seller setting forth the payment arrangement for the premium on the Policy and certain fees and expenses related to payment arrangements.

     "Rating Agency Condition" means with respect to any action or series of related actions or proposed transaction or series of related proposed transactions affecting Series 2001-A, that each Rating Agency shall have notified Seller and the Indenture Trustee in writing that such action or series of related actions or the consummation of such proposed transactions or series of related transactions will not result in a reduction or withdrawal of (i) the rating of the Series 2001-A Notes or (ii) the Shadow Rating.

     "Reimbursement Amount" has the meaning given to such term in Section 2.04(a) of the Insurance Agreement.

     "Required Amount" means, for any Distribution Date, an amount equal to the sum of the amounts described in subsections 4.4(a)(i) and 4.4(a)(ii) of the Series 2001-A Indenture Supplement; provided, that if the Rapid Amortization Period is extended past the Series 2001-A Final Maturity Date as a result of there being amounts owed to the Insurer under this Agreement or the Series 2001-A Indenture Supplement or the Counterparty under the Swap, then for any Distribution Date falling on or after the Series 2001-A Final Maturity Date, the Required Amount shall mean any such amounts owed to the Insurer and/or the Counterparty that remain outstanding, and such amounts shall also be included in the Required Amount on the Series 2001-A Final Maturity Date to the extent that Reallocated Principal Collections remain available to cover such amounts after all other components of the Required Amount have been paid in full or Available Spread Account Amount remains for that purpose after the other components of the Required Amount and the Note Principal Balance have been paid in full.

     "Required Excess Collateral Amount" means on any Distribution Date 12.5% of the Collateral Amount (excluding any Supplemental Enhancement); provided that,
(A) except as provided in (C) below, the Required Excess Collateral Amount will never be less than 3% of the Initial Collateral Amount (excluding any Supplemental Enhancement); (B) except as provided in (C) below, the Required Excess Collateral Amount will not decrease during a Rapid Amortization Period, and (C) the Required Excess Collateral Amount will never be greater than the Note Principal Balance minus the Principal Accumulation Account Balance; and provided further that, upon delivery by the Insurer of a Spread Account Partial Collateral Substitution Notice to the other parties to the Insurance Agreement, the percentage "12.5%" in the preceding clause (i) shall be deemed to be changed to "14.0%" with effect from the date of such delivery.

     "Required Spread Account Amount" means (a) on the Closing Date, the Spread Account Deposit, (b) on each Distribution Date prior to a Pay Out Event, an amount equal to the lesser of (x) the product of (i) the Spread Account Percentage for that Distribution Date and (ii) the Maximum Commitment Amount, and (y) the Note Principal Balance on such Distribution Date, minus the Principal Accumulation Account Balance on the relevant determination date; and
(c) on each Distribution Date after a Pay Out Event or on which a Pay Out Event has occurred, the Note Principal Balance on such Distribution Date; provided that (i) at any time that a Dilution Trigger Event has occurred and is continuing, the amount calculated pursuant to clause (b)(x) shall be increased by an amount equal to the product of (A) the amount by which the Dilution Rate exceeds 3.5% multiplied by (B) the Note Principal Balance, and (ii) at any time that a Credit Agreements Trigger Event has occurred and is continuing, the amount calculated pursuant to clause (b)(x) shall be increased by an amount equal to 3% of the Maximum Commitment Amount.

     "Series 2000-A Average Excess Spread Percentage" means the Average Excess Spread Percentage as defined in the Series 2000-A Insurance Agreement.

     "Series 2000-A Insurance Agreement" means the Insurance and Reimbursement Agreement, dated as of December 19, 2000, among the Insurer, the Seller, the Servicer, Spiegel, Spiegel Acceptance, the Issuer and the Indenture Trustee.

     "Shadow Rating" means rating of the Notes at investment grade by the Rating Agencies, without giving effect to the Policy.

     "Spread Account" means the segregated trust account required to be established pursuant to Section 2.05 of the Insurance Agreement.

     "Spread Account Deposit" means 3.5% of the Note Initial Principal Balance; provided, that upon delivery to the other parties hereto of the Spread Account Partial Decrease Notice or the Spread Account Partial Collateral Substitution Notice by the Insurer, the term "Spread Account Deposit" shall have the meaning assigned to it in the definition of "Spread Account Deposit" set forth in Annex A to the Insurance Agreement/1/, which definition shall thereafter for all purposes supersede this definition as fully as if set forth in this place.

     "Spread Account Deficiency" means the excess, if any, of the Required Spread Account Amount over the Available Spread Account Amount.

     "Spread Account Letter" means the letter from the Bank addressed to the Insurer, dated the Closing Date, substantially in the form of Exhibit C to the Insurance Agreement.

     "Spread Account Partial Collateral Substitution Notice" means the notice, substantially in the form of Exhibit E to the Insurance Agreement, from the Insurer to the other parties hereto.

     "Spread Account Partial Decrease Notice" means the notice, substantially in the form of Exhibit D hereto, from the Insurer to the other parties to the Insurance Agreement.

     "Spread Account Percentage" means on each Distribution Date:

 . if the Average Excess Spread Percentage for such Distribution Date is greater than 5.5%, 3.5% ("level 1");

 . if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.5%, but is greater than 5.0%, 6.0% ("level 2");

 . if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.0%, but is greater than 4.5%, 7.0% ("level 3");

 . if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 4.5%, but is greater than 3.5%, 8.5% ("level 4"); and

 . if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 3.5%, 11.5% ("level 5");

   provided, however, that, if the Spread Account Percentage is greater than 3.5%, the Spread Account Percentage will remain constant until (a) it is required to be increased pursuant to (ii) through (v) above, or (b) the Average Excess Spread Percentage has

________________________


     /1/ Annex A to the Insurance Agreement is attached to this Exhibit F.

     exceeded the percentage specified as the upper bound of the range of Average Excess Spread Percentages specified for such Spread Account Percentage for three consecutive Distribution Dates, in which case the Spread Account Percentage will be decreased on the third consecutive Distribution Date as required in (i) through (v) above, provided that the Spread Account Percentage on any Distribution Date may in no event be reduced by more than one level below the Spread Account Percentage on the immediately preceding Distribution Date;

     provided further, however, that upon receipt by the other parties hereto from the Insurer of a Spread Account Partial Decrease Notice or a Spread Account Partial Collateral Substitution Notice, the term "Spread Account Percentage" shall have the meaning assigned to it in the definition of "Spread Account Percentage" set forth in Annex A to the Insurance Agreement/2/, which definition shall thereafter for all purposes supersede this definition as fully as if set forth in this place.


     "Supplemental Enhancement" means on any Distribution Date the product of the Supplemental Enhancement Percentage and the Collateral Amount (disregarding for the purposes of calculating the Collateral Amount any reference to Supplemental Enhancement).

     "Supplemental Enhancement Percentage" means on any Distribution Date a percentage equivalent of a fraction the numerator of which is the aggregate amount of Receivables aged over 180 days on a contractual delinquency basis as of the last day of the calendar month preceding such Distribution Date, and the denominator of which is the aggregate Receivables as of the last day of the calendar month preceding such Distribution Date.

     "Trust Receivables Purchase Agreement" means the Receivables Purchase Agreement to be entered into between the Seller, as buyer, and FCNB and Spiegel Acceptance, as Seller, in the form attached as Exhibit B to the Collateral Series Supplement.




_________________
     /2/ Annex A to the Insurance Agreement is attached to this Exhibit F.

                                    ANNEX A
                                    -------

"Spread Account Deposit" means 2.0% of the Note Initial Principal Balance

"Spread Account Percentage" means on each Distribution Date:

     (i) if the Average Excess Spread Percentage for such Distribution Date is greater than 5.5%, 2.0% ("level 1");

     (ii) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.5%, but is greater than 5.0%, 4.5% ("level 2");

     (iii) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 5.0%, but is greater than 4.5%, 5.5% ("level 3");

     (iv) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 4.5%, but is greater than 3.5%, 7.0% ("level 4"); and

     (v) if the Average Excess Spread Percentage for such Distribution Date is less than or equal to 3.5%, 10.0% ("level 5");

     provided, however, that, if the Spread Account Percentage is greater than 2.0%, the Spread Account Percentage will remain constant until (a) it is required to be increased pursuant to (ii) through (v) above, or (b) the Average Excess Spread Percentage has exceeded the percentage specified as the upper bound of the range of Average Excess Spread Percentages specified for such Spread Account Percentage for three consecutive Distribution Dates, in which case the Spread Account Percentage will be decreased on the third consecutive Distribution Date as required in (i) through (v) above, provided that the Spread Account Percentage on any Distribution Date may in no event be reduced by more than one level below the Spread Account Percentage on the immediately preceding Distribution Date.

                                   EXHIBIT G

             SECTION 2.05 OF INSURANCE AGREEMENT (SPREAD ACCOUNT)

     The Spread Account.

          (b) On or prior to the Closing Date, the Servicer shall cause to be established in the name of the Noteholders and the Insurer an account (the "Spread Account") at an Eligible Institution. Unless the Insurer otherwise agrees, the Spread Account shall be a fully segregated trust account at the corporate trust department of the Eligible Institution. The Insurer hereby gives its consent to permit the Spread Account to be maintained as a trust account at the Indenture Trustee. The Spread Account will be in the name of the Insurer and under the control of the Insurer. The Spread Account will be entitled "MBIA Insurance Corporation pursuant to the Insurance and Reimbursement Agreement among MBIA Insurance Corporation, Spiegel Credit Corporation III, First Consumers National Bank, Spiegel, Inc., Spiegel Acceptance Corporation, Spiegel Credit Card Master Note Trust and The Bank of New York, as Indenture Trustee, dated as of July 19, 2001". The Issuer hereby irrevocably instructs the Bank to pay amounts on deposit in the Spread Account as provided in Sections 2.05(d),
(e), (f) and (j) hereof.

          (c) The Insurer hereby revocably appoints the Servicer, which appointment the Servicer hereby accepts, to act on behalf of the Insurer for investing all cash at any time on deposit in the Spread Account. The Insurer hereby directs the Indenture Trustee, at the direction of the Servicer, to invest all cash at any time on deposit in the Spread Account in Permitted Investments that mature not later than the Business Day preceding the next Distribution Date. Each such instruction shall designate specific investments and shall certify that the investments so specified constitute Permitted Investments, mature at the time required and are otherwise permitted hereby. All such investments shall be made in the name of the Bank as agent for the Insurer and the Series 2001-A Noteholders, and held by the Bank, or its nominee, for the benefit of the Insurer and the Series 2001-A Noteholders. The Bank shall not be liable for any loss incurred in connection with any investment in the Spread Account, except for losses with respect to investments in any investment issued or guaranteed by the Bank. In the event the Bank ceases to be an Eligible Institution, the Insurer shall direct the Servicer to establish a new Spread Account (and transfer any balance and investments then in the Spread Account to such new Spread Account) within three days of such direction at an Eligible Institution specified by the Insurer.

          (d) On each Distribution Date (but subject to subsections 2.05(d) and 2.05(e)), the Investment Earnings, if any, accrued since the preceding Distribution Date on funds on deposit in the Spread Account shall be paid to the holders of the Seller Interest by the Indenture Trustee upon written direction of the Servicer. For purposes of determining the availability of funds or the balance in the Spread Account for any reason under this Insurance Agreement or the Series 2001-A Indenture Supplement (subject to subsections 2.05(d) and 2.05(e)), all Investment Earnings shall be deemed not to be available or on deposit; provided that after the maturity of the Series 2001-A Notes has been accelerated as a result of an Event of Default, all Investment Earnings shall be added to the balance on deposit in the Spread Account and treated like the rest of the Available Spread Account Amount. Spiegel Acceptance will report for federal, state and local income tax purposes the income, if any, represented by the Spread Account and may not assign, transfer or otherwise convey its rights under this Insurance Agreement to receive any amounts from the Spread Account, except that Investment Earnings and excess funds will be paid to Spiegel Acceptance as set forth in subsections 2.05(c), 2.05(f) and 2.05(j).

          (e) If, on any Distribution Date, the sum of the Available Finance Charge Collections and the Reallocated Principal Collections is less than the Required Amount, the Indenture Trustee, at the written direction of the Servicer, shall withdraw from the Spread Account the amount of such deficiency up to the Available Spread Account Amount and, if the Available Spread Account Amount is less than such deficiency, Investment Earnings credited to the Spread Account, and deposit such amount in the Collection Account for application to the unpaid components of the Required Amount in the priority in which such items are listed in Section 4.4(a) of the Series 2001-A Indenture Supplement.

          (f) On the Series 2001-A Final Maturity Date, the Indenture Trustee at the written direction of the Servicer shall withdraw from the Spread Account an amount equal to the lesser of (i) the Note Principal Balance (after any payments to be made pursuant to subsection 4.4(c) of the Series 2001-A Indenture Supplement) and (ii) the Available Spread Account Amount and, if the Available Spread Account Amount is not sufficient to reduce the Note Principal Balance to zero, Investment Earnings credited to the Spread Account up to the amount required to reduce the Note Principal Balance to zero, and the Indenture Trustee upon the written direction of the Servicer or the Servicer shall deposit such amounts into the Collection Account for distribution to the Series 2001-A Noteholders in accordance with subsection 5.2(e) of the Series 2001-A Indenture Supplement.

          (g) If on any Distribution Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount is less than the Required Spread Account Amount then in effect, the Indenture Trustee shall deposit Available Finance Charge Collections into the Spread Account up to the amount of the Spread Account Deficiency in accordance with subsection 4.4(a)(vii) of the Series 2001-A Indenture Supplement. Subject to Section 2.05(k), if on any Distribution Date, after giving effect to all withdrawals from the Spread Account, the Available Spread Account Amount exceeds the Required Spread Account Amount, the Servicer shall withdraw the amount of such excess and distribute such amount to the holders of the Seller Interest.

          (h) Upon delivery of a Notice for Payment under the Policy, the Indenture Trustee or the Servicer on its behalf shall immediately deliver written notice, in the form of Exhibit A to the Policy, to the Bank, and the Bank shall, immediately upon receipt thereof and upon receipt of the required funds from the Insurer, cause payments required to be made by the Insurer under such Notice for Payment to be satisfied by depositing the amount into the Spread Account in accordance with the Policy and by debiting the Spread Account and crediting the accounts specified in such notice, to the extent of any funds then on deposit in the Spread Account. Such payment will be made by the Bank without any further direction or notice from the Insurer. The Indenture Trustee shall deliver to the Insurer a statement with respect to such payment in the form of Exhibit B hereto in addition to a Notice for Payment. The Insurer shall deliver to the Bank such documentation as such institution may reasonably deem necessary to effectuate the terms of this Section 2.05(g).

          (i) In the event that, notwithstanding the terms and conditions hereof and the intention of the parties to the contrary, the Issuer, the Indenture Trustee, the Seller, the Servicer or Spiegel Acceptance is deemed to have any rights or interest in or to any funds on deposit in the Spread Account, other than the right of Spiegel Acceptance to receive Investment Earnings and payments of amounts in excess of the applicable Required Spread Account Amount and amounts pursuant to subsection 2.05(j) hereof, then, and in any such event, each of the Issuer, the Indenture Trustee, the Seller, the Servicer and Spiegel Acceptance hereby agrees that this Insurance Agreement constitutes a grant to the Insurer, as of the date hereof, of a security interest in the Spread Account, all funds on deposit therein, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments to secure any and all rights to payment and reimbursement that now exist or may hereafter arise in favor of the Insurer under this Insurance Agreement, the Policy and/or the Indemnification Agreement, and each such Person hereby pledges, assigns, sets over, and otherwise transfers to the Insurer any and all of its respective right, title and interest in and to the Spread Account, any amounts on deposit from time to time therein, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments; and each such Person hereby agrees to such pledge and assignment, and all necessary action on the part of each such Person has been taken as may be required to perfect the security interest of the Insurer in the Spread Account, all amounts from time to time on deposit therein as of the date hereof, all investments made from time to time with the funds so deposited therein, and all proceeds of such investments. Each of the Issuer, the Indenture Trustee, the Seller, the Servicer and Spiegel Acceptance agrees to promptly, from time to time, at the sole expense of the Seller, execute and deliver all instruments and documents, and at the request of the Insurer, take all action, that may be reasonably necessary or desirable, in order to perfect and protect the security interest granted to the Insurer pursuant to this Section 2.05(h) or to enable the Insurer to exercise and enforce its rights and remedies with respect to the assets of the Spread Account. The Insurer is hereby authorized to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the assets of the Spread Account.

          (j) The Indenture Trustee shall hold such of the Permitted Investments as consist of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Indenture Trustee shall hold such of the Permitted Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Indenture Trustee that (a) such investment property shall at all times be credited to a securities account of the Indenture Trustee, (b) such securities intermediary shall treat the Indenture Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Indenture Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Indenture Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Indenture Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC.

          (k) Subject to Section 2.05(k), ninety days after (A) the payment in full to the Noteholders of all amounts payable with respect to the Notes, or (B) the date of funding under any Qualified Maturity Agreement, and the payment in full of the Reimbursement Amount and all other amounts payable to the Insurer or the Counterparty, the Insurer shall direct that any amounts remaining in the Spread Account shall be released to Spiegel Acceptance; provided, however, that, if any Insolvency Event occurs with respect to any of the Issuer, the Seller, FCNB or any material Subsidiary of Spiegel (collectively, the "Potential Preference Parties") during the period described above, then all funds shall remain on deposit in the Spread Account until the date that all applicable limitation periods with respect to all applicable preferential transfer or other payment avoidance statutes relating to any of the Potential Preference Parties have expired and if no proceeding at law or in equity is commenced during any such period based upon any such statute, all such amounts remaining on deposit in the Spread Account shall be released at the end of all such periods to the Seller; provided, further, however, that if any such proceeding is commenced during any applicable limitation period, all funds on deposit in the Spread Account shall remain on deposit therein until the date on which there is a final determination by a court of competent jurisdiction as to whether any payment or payments made pursuant to the Transfer and Servicing Agreement, the Series 2001-A Indenture Supplement, the Indemnification Agreement or this Insurance Agreement is recoverable from either the Insurer or the Noteholders. If such a court determines that a payment is so recoverable, all funds on deposit in the Spread Account shall remain on deposit in the Spread Account and shall be applied to the payment of any and all such claims that the Insurer may be required to pay. If such a court determines that such payment is not recoverable, all funds on deposit in the Spread Account shall be released to Spiegel Acceptance. The foregoing notwithstanding, if (i) amounts payable with respect to the Notes have been fully paid to the Noteholders and (ii) the Reimbursement Amount and all other amounts payable to the Insurer under this Insurance Agreement and all amounts payable to the Counterparty have been paid in full, (iii) no Insolvency Event has occurred with respect to the Potential Preference Parties, and (iv) (A) FCNB is rated at least BBB and Baa2 by S&P and Moody's, respectively, (B) the Insurer shall have received a favorable opinion or opinions, satisfactory in form and substance to the Insurer, from counsel to the Seller, the Servicer and FCNB, to the effect that in the event that an Insolvency Event were to occur with respect to the Potential Preference Parties, no payment pursuant to the Transfer and Servicing Agreement, the Series 2001-A Indenture Supplement, the Indemnification Agreement or this Insurance Agreement would be recoverable from either the Insurer, or the Noteholders, and such other matters as the Insurer may reasonably request; or
(C) the Insurer, in its sole discretion, elects to pay the contents of the Spread Account to Spiegel Acceptance, then, and in any such event, the Insurer shall pay or cause to be paid all remaining amounts in the Spread Account to Spiegel Acceptance.

          (l) If on the earlier of (i) the Expected Principal Distribution Date and (ii) the date upon which all amounts payable with respect to the Notes are paid in full , a Series 2000-A Spread Account Support Event occurs or has occurred and is continuing, the Indenture Trustee shall not release any funds on deposit in the Spread Account that would otherwise be distributable to the holders of the Seller Interest and shall instead retain such funds in the Spread Account until such time as (A) the Series 2000-A Average Excess Spread Percentage shall have been equal to or greater than 5.5% for three consecutive months and no Series 2000-A Insurance Agreement Pay Out Event shall have occurred and be continuing (the "Spread Account Cure Event"), whereupon any amounts remaining in the Spread Account in excess of the Required Spread Account Amount shall be released from escrow and distributed by the Indenture Trustee to the holders of the Seller Interest, or (B) if no Spread Account Cure Event has occurred, the Series 2000-A Final Maturity Date, whereupon any amounts remaining in the Spread Account

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after payment of all amounts owed to the Series 2001-A Noteholders shall be released from escrow and distributed in accordance with the provisions of
Section 2.05 of the Series 2000-A Insurance Agreement. The agreements in this Section shall survive the termination of the Policy.
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                                   EXHIBIT H

                      SECTION 5.01 OF INSURANCE AGREEMENT

                     (INSURANCE AGREEMENT PAY OUT EVENTS)

     Insurance Agreement Pay Out Events. The occurrence of any one of the following shall constitute an Insurance Agreement Pay Out Event:

          (a) the occurrence of a Pay Out Event as defined in Section 6.1 of the Series 2001-A Indenture Supplement or Section 5.1 of the Indenture;

          (b)  the occurrence of any of the following events:

               (i) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Transfer and Servicing Agreement which has a material adverse effect on the Noteholders, which continues unremedied for a period of 45 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee and/or the SMT Trustee, or to the Servicer and the Indenture Trustee by the Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby, or prior to the SMT Termination Date, the Servicer and the SMT Trustee by Investor Certificateholders of 50% or more of the then-outstanding principal amount of the Investor Certificates of any adversely affected Series and continues to materially adversely affect such Noteholders or such Investor Certificateholders for such period; or the Servicer's delegation of its duties under this Agreement except as permitted by
Section 5.7 of the Transfer and Servicing Agreement;

          any representation, warranty or certification made by the Servicer in the Transfer and Servicing Agreement or in any certificate delivered pursuant to the Transfer and Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Noteholders and which continues to be incorrect in any material respect for a period of 45 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer by the Indenture Trustee and/or the SMT Trustee, or to the Servicer and the Indenture Trustee by Noteholders holding not less than 10% of the outstanding principal amount of any Series adversely affected thereby, or prior to the SMT Termination Date, the Servicer and the SMT Trustee by Investor Certificateholders of 50% or more of the then-outstanding principal amount of the Investor Certificates of any adversely affected Series and continues to materially adversely affect such Noteholders for such period, or if such failure cannot be cured within such 45 days period owing to causes beyond the control of the Servicer, if the Servicer shall failure to proceed promptly to cure the same and prosecute the curing of such failure with diligence and continuity;

          the Servicer shall (i) become insolvent, (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iv) become a party to (or be made the subject of ) any proceeding provided for by any Debtor Relief Law, other than as a

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creditor or claimant, and, in the event such proceeding is involuntary, the petition instituting same is not dismissed within 45 days after its filing; or

          the Servicer fails to maintain a sub-servicing agreement with First Data Resources Inc. in the form of the Service Agreement dated September 9, 1998 between First Data Resources Inc. and Servicer or another sub-servicer acceptable to the Insurer;

          (c)  the insolvency of a material Subsidiary of Spiegel;

          (d) failure of the Otto Interests to own, directly or indirectly, free and clear of all liens at least 67% of the ownership interest in Spiegel;

          (e) failure on the part of Seller, Servicer or Spiegel to observe or perform in any material respect any of the covenants or agreements of Seller, Servicer or Spiegel set forth in the Insurance Agreement or breach of any representation, warranty or certification made by Seller, Servicer or Spiegel in the Insurance Agreement which continues unremedied for 45 days or such shorter period specified herein after the date on which written notice of such failure or breach requiring the same to be remedied shall have been given to the Servicer , the Seller or Spiegel (and if to the Seller or Spiegel, also to the Servicer) by the Insurer, provided that:

               (i) failure by the Seller or Servicer to pay any amount due to the Insurer hereunder within five (5) days after such amount was due to be paid or deposited in accordance with the Insurance Agreement; and

               (ii) failure by the Seller or Servicer to comply with Sections 4.01(h)(i),(ii), (vi), (xv), or (xvi) and 4.02(g)(i) within ten (10) days of the Seller or Servicer receiving notice from the Insurer requiring such compliance;

          (f)  the Dilution Rate exceeds 8.5%;

          (g) (i) the Servicer fails to maintain a risk-based capital ratio of 10%, provided that Servicer does not cure such default within thirty (30) days following the date on which any officer of the Servicer has knowledge of such failure; (ii) the Servicer fails to remain "Well Capitalized", as defined by 12 U.S.C. 1831 and the regulations of the Federal Deposit Insurance Corporation adopted thereunder, provided that Servicer does not cure such default within thirty (30) days following the date the Servicer receives notice of a final determination from any Governmental Authority of its failure to remain "Well Capitalized", unless the Servicer demonstrates to the Insurer, at the Insurer's sole discretion, that the Servicer can and will increase within sixty (60) days its capital to the level sufficient so that it would have been considered "Well Capitalized" by such Governmental Authority; or (iii) the Servicer receives notice, or any officer of the Servicer has actual knowledge, of a final determination that any Governmental Authority, including the Federal Deposit Insurance Corporation or any other Governmental Authority with regulatory powers over the Servicer, has taken or will take any mandatory or discretionary supervisory action against the Servicer, including, without limitation, by cease and desist order, memorandum of understanding, capital directive or directive to take prompt corrective action, which action in the reasonable opinion of MBIA could have a material adverse effect on (A) the business, operations, property, financial conditions or prospects of the Servicer or (B) the ability of the Servicer to perform its obligations under any Condition Precedent Documents to which it is a party;

          the occurrence of an Insurance Agreement Event of Default.